                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                            SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14A OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)


Filed by Registrant /X/
Filed by Party other than the Registrant / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to e240.14a-11(c) or e240.14a-12

                           BELDEN & BLAKE CORPORATION
                (Name of Registrant as Specified in its Charter)


                           BELDEN & BLAKE CORPORATION
                  (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

/X/      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:_____________________
         (2) Aggregate number of securities to which transaction applies:_____________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_________________
         (4)      Proposed maximum aggregate value of transaction:_____________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:_____________________________________

         (2)      Form, Schedule or Registration No.:_________________________
         (3)      Filing Party:_______________________________________________
         (4)      Date Filed:_________________________________________________

                                    [LOGO]

                              5200 Stoneham Road
                                P.O. Box 2500
                        NORTH CANTON, OHIO 44720-0500
                     (216) 499-1660 * Fax: (216) 497-5463


              ---------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              ---------------------------------------------------



         Notice is hereby given that the Annual Meeting of Shareholders of Belden & Blake Corporation will be held at the Sheraton Inn Canton, 4375 Metro Circle N.W., Canton, Ohio, on May 23, 1996 at 2:00 p.m., local time, for the purpose of:

         1.       Electing three directors, each for a term of three years.

         2. Amending the Amended Articles of Incorporation to increase the authorized number of shares of Common Stock from 12,000,000 to 50,000,000.

         3.       Approving amendments to the Company's Stock Option Plan.

         4. Transacting such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on March 29, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                             By order of the Board of Directors,


                                             Joseph M. Vitale
                                             Secretary

April 17, 1996

                            YOUR VOTE IS IMPORTANT.
                  PLEASE COMPLETE AND RETURN YOUR PROXY CARD.

                           BELDEN & BLAKE CORPORATION
                               5200 STONEHAM ROAD
                            NORTH CANTON, OHIO 44720



                               PROXY STATEMENT


         This Proxy Statement is furnished to shareholders of Belden & Blake Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held on May 23, 1996 and any adjournment thereof. This Proxy Statement and the accompanying form of proxy were initially mailed to shareholders on or about April 17, 1996.

         If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy may be revoked prior to its exercise by executing a later dated proxy or by giving notice of revocation to the Company in writing or in open meeting.

         Solicitation of proxies may be made by mail, personal interview, telephone or telegraph by directors, officers and regular employees of the Company without special compensation. Arrangements have also been made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting material to the beneficial owners of the voting securities of the Company, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for their expenses in connection therewith.

         Only shareholders of record at the close of business on March 29, 1996 will be entitled to notice of and to vote at the meeting. On that date there were 11,168,581 shares of Common Stock and 24,000 shares of Class II Serial Preferred Stock outstanding and entitled to vote, and each such share is entitled to one vote on each matter to be considered. There are no cumulative voting rights in the election of directors.

                             ELECTION OF DIRECTORS

         The Amended Code of Regulations of the Company provides that the Board of Directors shall be divided into three (3) classes as nearly equal in number as possible and that each director shall be elected for a term of three (3) years with the term of one class expiring each year.

         Three (3) directors are to be elected at the 1996 Annual Meeting to serve for a term of three (3) years and until their respective successors are elected. The Board of Directors has designated as nominees for election as directors Messrs. Theodore V. Boyd, David P. Quint and Raymond D. Saunders, all of whom are currently directors of the Company. It is intended that, unless authority is withheld, proxies given will be voted "FOR" all the nominees named above. In case any nominee is unable to serve (which is not now anticipated by the Company), proxies will be voted for a substitute designated by the Board of Directors.

         Pursuant to the Company's Amended Code of Regulations, written notice of other qualifying nominations for election to the Board of Directors which shareholders may wish to make must have been received by the Secretary of the Company no later than March 1, 1996. As no notice of such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the meeting.

                        NOMINEES-TERMS TO EXPIRE IN 1999

THEODORE V. BOYD

         Mr. Boyd, age 53, has been Chairman of the Beaverkettle Company, a Canton, Ohio based broadcasting company, since November 1978. He is also a general partner of the Willmoll Development Company and a member of the District Marketing Board for Society National Bank. Mr. Boyd has served as a director of the Company since 1992.

DAVID P. QUINT

         Mr. Quint, age 45, is Managing Director of Rauscher Pierce & Clark, Inc., an investment banking firm headquartered in London, England. Until 1993 he was Senior Vice President International of the Company and had served as Vice President International of The Canton Oil & Gas Company, a wholly-owned subsidiary and predecessor of the Company, from 1982 to 1993, in which capacities he was principally responsible for marketing and structuring foreign investment in the Company and its predecessors. Mr. Quint has served as a director of the Company since 1992.

RAYMOND D. SAUNDERS

         Mr. Saunders, age 69, served as Executive Vice President and director of Witco Corporation from 1986 until his retirement in 1991. First employed in 1947 by Continental Carbon Company, a Witco subsidiary, Mr. Saunders was named Corporate Vice President of Witco and General Manager of its International Division in 1964 and became Vice President and General Manager of its Kendall/Amalie Division in 1973. Mr. Saunders has served as a director of the Company since 1992.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997

RONALD E. HUFF

          Mr. Huff, age 41, is Senior Vice President and Chief Financial Officer of the Company. Since 1989 he has been Senior Vice President and Chief Financial Officer of The Canton Oil & Gas Company, having previously served as its Senior Controller from 1986 to 1989. From 1983 to 1986, Mr. Huff was employed by Towner Petroleum Company in various capacities including Vice President and Chief Accounting Officer. From 1980 to 1983, he served as Manager of Financial Accounting for Sonat Exploration Company prior to which he was Corporate Accounting Supervisor for Transco Companies, Inc. Mr. Huff has been a director of the Company since 1991.

GARY R. PETERSEN

         Mr. Petersen, age 49, is a co-founder and partner of EnCap Investments L.C., which serves as an institutional funds manager and a financial intermediary to the energy industry. Prior to establishing that firm in 1987, Mr. Petersen was Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group of Republic Bank Corporation in Houston, Texas. He is a director of Nuevo Energy Company and Equus II. He is also a member of the American Petroleum Institute, Independent Petroleum Association of America, The Petroleum Club of Houston and the Texas Mid-Continent Oil and Gas Association. Mr. Petersen has served as a director of the Company since 1992.

PAUL R. BISHOP

         Mr. Bishop, age 52, has been Chairman, President and Chief Executive Officer of H-P Products, Inc., a manufacturer of central vacuum systems and fabricated tubing and fittings, since 1977. He is a member of the Board of Directors of Society National Bank and The Hawk Group of Companies, and currently serves on the Budget Committee of the United States Olympic Committee. Mr. Bishop has served as a director of the Company since 1994.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998

HENRY S. BELDEN IV

         Mr. Belden, age 56, is Chairman of the Board and Chief Executive Officer of the Company. He has been Chairman and Chief Executive Officer of The Canton Oil & Gas Company since 1982. Mr. Belden has been in the continuous employ of The Canton Oil & Gas Company since 1969 and, after serving in various operational and managerial capacities, including Supervisor of Exploration and Development, Production Superintendent and Assistant Treasurer, was named President in 1982. Prior to 1969, he was employed by Ashland Oil & Refining Co., Halliburton Services, Inc. and several well completion contractors. Mr. Belden began in the oil and gas business in 1955 as a roustabout for The Canton Oil & Gas Company and as a lease agent for independent oil and gas lease brokers and petroleum companies. Mr. Belden is a director of Phoenix Packaging Corporation and a member of the Society of Petroleum Engineers, the Interstate Oil Compact Commission and the Board of Trustees of the Ohio Oil & Gas Association. He is also a director and member of the Executive Committee of the Pennsylvania Grade Crude Oil Association. He has served as a director of the Company since 1991.

MAX L. MARDICK

         Mr. Mardick, age 61, is President and Chief Operating Officer of the Company. He has been President and Chief Operating Officer of The Canton Oil & Gas Company since 1990, having previously served as its Executive Vice President and Chief Operating Officer from 1988 to 1990. Prior to joining The Canton Oil & Gas Company in 1988, Mr. Mardick was employed by The Shell Oil Company for over thirty years and has been engaged in or closely associated with drilling and producing operations and engineering and exploration activity throughout his career. From 1977 to 1980, he was in charge of Shell's Michigan drilling and production operations. From 1980 until 1986, he served as Production Manager of the Rocky Mountain, Onshore and Eastern Divisions, after which he was Manager-Property Acquisitions/Business Development for Shell's Exploration and Production organization. Mr. Mardick has been a director of the Company since 1992.

GEORGE M. SMART

         Mr. Smart, age 50, is President and Chairman of the Board of Phoenix Packaging Corporation, a manufacturer of easy-opening lids. From 1978 to 1993, he was President and Chief Executive Officer of Central States Can Company, and from 1989 to 1992, he was an Executive Vice President of Van Dorn Company, the parent company of Central States. He is also a director of the Ohio Edison Company and Commercial Intertech Corp. Mr. Smart has served as a director of the Company since 1992.

JOSEPH M. VITALE

         Mr. Vitale, age 54, is Senior Vice President Legal, General Counsel and Secretary of the Company. He has been Senior Vice President Legal of The Canton Oil & Gas Company since 1989 and has served as its General Counsel since 1974. Mr. Vitale has supervised all legal matters affecting The Canton Oil & Gas Company since joining the organization in 1972. He has been a director of the Company since 1991.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

         The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee.

         The Audit Committee, which consists of Theodore V. Boyd, George M. Smart, Gary R. Petersen and Paul R. Bishop held three meetings in 1995. Its functions are to review the plan and results of the annual audit by the Company's independent accountants, to review the adequacy of the Company's system of internal controls, to monitor related party transactions and to recommend to the directors a firm of accountants to serve as the Company's auditors.

         The Compensation Committee consists of George M. Smart, Raymond D. Saunders and Gary R. Petersen. The functions of the Compensation Committee are to review and approve senior executive base and bonus compensation and to administer the Company's Stock Option Plan. The Compensation Committee met August 24 and November 30, 1995.

         The Board of Directors held four meetings during 1995 and each director attended at least 75% of the total number of meetings of the Board and Committees on which he served.

         Directors who are not officers or employees of the Company receive an annual retainer of $15,000 plus $500 per Board and Committee meeting attended.

         Under the Company's Non-Employee Director Stock Option Plan, approved by shareholders at the 1994 Annual Meeting, stock options for 2,000 shares are granted to non-employee directors following each annual meeting until the Plan expires in 2002. All non-employee directors participate in the Plan on a non-discretionary basis. A maximum of 120,000 shares have been reserved for issuance under the Plan. The per share exercise price of each option granted under the Plan will be 100% of the fair market value of a share of Common Stock on the date such option is granted.

                             EXECUTIVE COMPENSATION

         The following table shows the annual and long-term compensation for services in all capacities to the Company during the fiscal years ended December 31, 1995, 1994 and 1993 of the Company's Chief Executive Officer and its other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term               All Other (1)
                                        Annual Compensation                         Compensation Awards        Compensation
                        ---------------------------------------------------       ------------------------     ---------------
                                                                                  Restricted   No. of Shares
Name and                                                        Other Annual        Stock       Underlying
Principal Position      Year         Salary           Bonus     Compensation        Awards     Options/SARS
- -------------------     ----         ------           -----     ------------      ----------  --------------
Henry S. Belden IV      1995        $310,994        $145,765      $  -0-          $   -0-         40,000         $18,720(2)
 Chairman of the        1994         299,038          39,720         -0-              -0-         33,000          15,165(3)
 Board and Chief        1993         275,000          22,610         -0-              -0-         35,000          26,623
 Executive Officer

Max l. Mardick          1995         229,808          72,445         -0-              -0-         25,000           7,042
 President and Chief    1994         206,438          28,421         -0-              -0-         20,000           9,419
 Operating Officer      1993         175,000          13,252         -0-              -0-         20,000          19,930

Ronald E. Huff          1995         168,466          32,706         -0-              -0-         20,000           8,016
 Senior Vice            1994         157,354          17,608         -0-              -0-         15,000           8,125
 President and Chief    1993         151,500          10,315         -0-              -0-         15,000          16,464
 Financial Officer

Joseph M. Vitale        1995         156,066          52,810         -0-              -0-         20,000           8,768
 Senior Vice            1994         150,577          17,495         -0-              -0-         15,000           7,615
 President Legal,       1993         145,000          10,122         -0-              -0-         15,000          15,601
 General Counsel
 and Secretary

Ronald L. Clements      1995         161,373          62,568       5,000              -0-         20,000           7,629
 Senior Vice            1994         151,731          22,514       5,000              -0-         15,000           7,892
 President of           1993         150,000          10,287       5,000              -0-          -0-            15,359
 Exploration and
 Production

- -------------------------
(1) Represents contributions of cash and Common Stock to the Company's 401(k) Profit Sharing Plan for the account of the named executive officers.

(2) Includes $7,641 as the portion of the total premium paid by the Company in 1995 under a split-dollar insurance plan that is attributable to term life insurance coverage for Mr. Belden and $11,079 in contributions of cash and Common Stock to the Company's 401(k) Profit Sharing Plan for his account.

(3) Includes $5,422 as the portion of the total premium paid by the Company under a split-dollar insurance plan that is attributable to term life insurance coverage for Mr. Belden and $9,743 in contributions of cash and Common Stock to the Company's 401(k) Profit Sharing Plan for his account.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                        Individual Grants
       ------------------------------------------------------------------------------------------------
                                               % of Total
                                               Options/SARs
                                                 Granted
                                                   to
                             Options/           Employees              Exercise                             Grant Date
                               SARs                in                    or           Expiration              Present
        Name               Granted (1)         Fiscal Year            Base Price          Date               Value (2)
        ----              ------------         -----------            ----------        --------            ----------
Henry S. Belden IV            40,000              16.0%               $16.375           8/23/05             $401,200

Max L. Mardick                25,000              10.0                 16.375           8/23/05              250,750

Ronald E. Huff                20,000               8.0                 16.375           8/23/05              200,600

Joseph M. Vitale              20,000               8.0                 16.375           8/23/05              200,600

Ronald L. Clements            20,000               8.0                 16.375           8/23/05              200,600


- -------------------------
(1) Options granted are exercisable starting 12 months after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and an additional 25% becoming exercisable on each successive anniversary date. The options were granted for a term of ten years, subject to earlier termination on cessation of employment.

(2) This is hypothetical valuation using the Black-Scholes valuation method.
    The Company's use of this model should not be considered as an endorsement of its accuracy at valuing options. All stock option valuation methods, including the Black-Scholes model, require a prediction about the future movement of the stock price. Since all options are granted at an exercise price equal to the market value of the Company's Common Stock on the date of grant, no value will be realized if there is no appreciation in the market price of the stock.



              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE



                                                            Number of                 Value of Unexercised
                                                           Unexercised                    In-the-Money
                                                         Options/SARs at                 Options/SARs at
                                                             FY-End                        FY-End (1)
                                                         ---------------              --------------------
                          Shares
                         Acquired
                            on          Value
        Name             Exercise     Realized     Exercisable    Unexercisable      Exercisable     Unexercisable
        ----             --------     --------     -----------    -------------      -----------     -------------
Henry S. Belden IV         -0-           -0-            25,750       82,250           $173,531          $303,094

Max L. Mardick             -0-           -0-            15,000       50,000            100,625           180,000

Ronald E. Huff             -0-           -0-            11,250       38,750             75,469           136,406

Joseph M. Vitale           -0-           -0-            11,250       38,750             75,469           136,406

Ronald L. Clements         -0-           -0-             3,750       31,250             19,219            80,156


- -------------------------
(1) Values are calculated as the difference between the exercise price of the options and the market value of the Company's Common Stock as of December 31, 1995.


EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company has an employment contract with Henry S. Belden IV which provides for the continuation of his employment as Chairman and Chief Executive Officer at an annual salary of $275,000 (subject to increase from time to time by the Board of Directors) for a term of five years. The term is automatically extended for an additional one-year period at the end of each full year of his employment until he attains age 65, unless terminated by either party, in which event the contract will terminate upon the earlier of the expiration of the five-year term then in effect or his attaining age 65. The obligations of the Company thereunder will terminate upon the death or total and permanent disability of Mr. Belden or upon the termination of his employment for "cause" (as defined therein). If the Board of Directors fails to re-elect him to the offices of Chairman and Chief Executive Officer at any time during the term of his employment, or if there is a substantial and adverse change in the conditions or place of his employment or a significant reduction in compensation or benefits in excess of such reductions applicable to senior executives of the Company generally, Mr. Belden may elect to terminate his employment and receive a lump sum payment equal to five times his total compensation during the immediately preceding calendar year.

         The Company has severance agreements with Messrs. Mardick, Huff and Vitale which entitle each of them to receive lump sum severance payments ranging from 100% to 200% of his respective "base amount" within the meaning of
Section 280G of the Internal Revenue Code (generally, his average annual total compensation during the five-year period immediately preceding the year of termination) in the event of the termination of his employment other than for "cause" (as defined therein) or his resignation in response to a substantial reduction in responsibilities, authority, position, compensation or location of his place of work within three years following a change of control of the Company.

         The employment contract and severance agreements described above were initially entered into by The Canton Oil & Gas Company in 1991 and assumed by the Company in connection with the consolidation of the oil and gas properties of Belden & Blake Energy Company and Belden & Blake International Limited with a group of assets and companies owned by Henry S. Belden IV, including The Canton Oil & Gas Company.

CERTAIN TRANSACTIONS

         On July 31, 1995, Rauscher Pierce & Clark, Inc. ("RPC") purchased the Company's minority interest in RPC for $22,500 which amount was equal to the purchase price paid by the Company therefor. In addition, RPC delivered to the Company a 7% promissory note in the principal sum of $727,500, which sum represented RPC's indebtedness at July 31, 1995 for interest free advances made by the Company during 1995 and prior years and for the purchase of certain leasehold improvements and office equipment from the Company. The largest amount of RPC's indebtedness to the Company during 1995 was $809,054.62, and at December 31, 1995 the unpaid principal balance under its promissory note totaled $711,406.58. The promissory note is secured by an assignment of certain accounts receivable of RPC and the Company's recourse for payment is limited to such accounts receivable. David P. Quint, a director of the Company, is the Managing Director and a shareholder of RPC.

         During 1995, the Company's revenue from sales of crude oil to Witco Corporation ("Witco") and associated transportation and loading fees totalled $4,741,000. The price at which such crude oil is sold is determined under oil supply agreements between the Company and Witco and is equal to the higher of Witco's per barrel posted price or the average of the per barrel prices posted by certain other crude oil purchasers. Witco owns 24,000 shares of Class II Serial Preferred Stock of the Company constituting all the outstanding shares of that class.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1995, the Compensation Committee of the Board of Directors consisted of George M. Smart, Raymond D. Saunders and Gary R. Petersen. All of the persons who served on the Compensation Committee in 1995 are outside directors.

         Henry S. Belden IV, the Chairman and Chief Executive Officer of the Company, is a director of Phoenix Packaging Corporation of which Mr. Smart is President and Chairman of the Board.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for establishing and administering the Company's executive compensation programs. The Committee has furnished the following report on Executive Compensation.

         The Compensation Committee oversees all compensation programs for senior management and reviews and approves plans and programs for all other employees to ensure that such plans and programs are competitive and will serve their primary function of attracting and retaining those employees who will contribute significantly to the growth and profitability of the Company. The Committee reviews management recommendations and ultimately determines salary levels and short-term and long-term incentive awards for executive officers and other employees at or above certain salary grade levels.

         Executive officer compensation at the Company includes four components: (1) base salary, (2) short-term performance incentives, (3) long-term incentives, and (4) benefits.

         The Company uses external salary surveys to assign a salary range to each executive position. Salary range mid-points are targeted to be at the 50th percentile compared to industry competitors, so that positions are placed in salary ranges with mid-points that approximate pay practices of competitors. The Committee reviews and approves all salary changes for executive officers at or above certain salary grade levels. Approval of individual salary changes are based on the executive's performance, his position in the assigned salary range and the Company's salary budget and competitive pay practices. In 1995, the salaries of executive officers generally were adjusted to reflect general levels of wage and price inflation and, in the case of officers having base salaries that were below current market levels, were additionally modified to bring their salaries more in line with the competitive market rates for their positions. This approach gives each officer the opportunity to exceed market level compensation through incentive pay and reflects the Committee's philosophy that as an executive's level of responsibility increases, a greater portion of potential compensation opportunity should be based on performance incentives.

         Short-term performance incentives consisted of (i) profit sharing awards and (ii) bonuses to executive officers under an executive incentive program.

         In order to provide an incentive for all employees to focus on profitability, the Committee recommended and the full Board of Directors approved in early 1993 an incentive program under which a fixed percentage of the Company's pre-tax income would be set aside for profit sharing awards to all employees. Pursuant to that program, profit sharing awards were made to all employees in 1995 aggregating $458,118, of which half was paid in cash to the employees and half, consisting of Company Common Stock, was contributed to the Company's 401(k) Plan for their respective accounts. The profit sharing awards were allocated to all full-time employees of the Company, including the named executive officers, on the basis of salary, and are included in the amounts shown in the "Bonus" and "All Other Compensation" columns in the Summary Compensation Table.

         The Company also has an executive incentive program designed to recognize the contributions of senior executives to the over-all performance of the Company. At the end of each fiscal year, the Committee is presented with management's recommendations for executive incentive bonus awards. The Committee then reviews the recommendations and based upon its assessment of the Company's performance makes a determination as to the acceptance or modification of such recommendations. In determining the amount of the executive incentive bonus pool for 1995, the Committee's judgment was based on its assessment of the Company's overall performance rather than any formula or weighting of any particular performance measures. Some of the specific factors considered by the Committee included the 39% increase in revenue, the 50% increase in income from continuing operations, the 51% increase in discretionary cash flow, the 88% increase in the Company's proved oil and gas reserves and the 100% increase in total assets. The Committee's decisions concerning the 1995 executive incentive bonuses to individual executive officers, including the Chief Executive Officer, were made in light of each executive officer's level of responsibility, performance, current salary and prior year bonus. Executive incentive bonus awards for 1995 totaled $219,000, of which $94,500 was paid in cash and the balance in Company Common Stock. Bonus awards to the named executive officers are included in the amounts shown in the "Bonus" column in the Summary Compensation Table.

         In recognition of the extraordinary effort and dedication required to achieve the outstanding operating results in 1995 and to effect the major acquisitions of oil and gas properties in the Appalachian Basin owned by Quaker State Corporation, The East Ohio Gas Company, KST Oil & Gas Co. and U.S. Energy, the successful entry into the Michigan Basin through the acquisition of Ward Lake Drilling, Inc. and gas properties owned by Savoy Oil & Gas Corporation and the generation of $55.6 million of additional equity through a public offering of 4,025,000 shares of Common Stock, the Committee authorized special bonus awards aggregating $250,000 to certain senior executive officers. These awards to the named executive officers are included in the "Bonus" column in the Summary Compensation Table.

         Stock options are the principal long-term performance incentive. The primary purposes of long-term incentives are to retain and reward key employees and link management compensation with the financial interests of shareholders. To achieve these objectives, the Committee is currently using stock options whose ultimate value to the executive is tied entirely to the value of the Company's stock. The issuance of stock options at 100% of fair market value of the stock at the date of grant insures that executives will receive a benefit only when the Company's stock price increases above the option price.

         Under the terms of the Company's Stock Option Plan, the Compensation Committee alone determines the executives to whom options are to be granted, the number of shares covered by each option, the years in which the options will vest and become exercisable and other terms and conditions of the options. In August 1995, the Committee, acting on the recommendation of an independent compensation consulting firm, granted stock options to senior executive officers and key employees of the Company under the Stock Option Plan. Each of these options is a nonstatutory stock option with an option exercise price of $16.375 per share, which was equal to 100% of the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in one-fourth increments beginning one year after the date of grant and have a term of ten years. The aggregate total of the option awards was determined by the Committee after reviewing the consulting firm's assessment of market competitive grant levels. The stock options granted to each executive were based on the market price of the Company's Common Stock on the date of grant.

         The Committee determined the 1995 base salary of Henry S. Belden IV, Chairman and Chief Executive Officer, in a manner consistent with the policies described above for other executive officers. This resulted in an increase of 3.9% in his base salary.

         Profit sharing awards to Mr. Belden or for his account and the grant of stock options to him were made on the same basis as described above for other executive officers. In determining Mr. Belden's bonus for 1995, the Committee considered, in addition to the Company's record performance during 1995 with respect to the growth in revenue, net income, discretionary cash flow, oil and gas reserves and production, the successful accomplishment under his leadership of the simultaneous acquisition of the oil and gas properties of Quaker State Corporation and the completion of the Company's $55.6 million public offering of its Common Stock.

                                        COMPENSATION COMMITTEE
                                        George M. Smart, Chairman
                                        Raymond D. Saunders
                                        Gary R. Petersen

                               PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's Domestic Oil Index and the NASDAQ Composite Index for the period March 31, 1992 through December 31, 1995. Trading in the Company's Common Stock commenced on March 31, 1992.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                       MARCH 31, 1992 - DECEMBER 31, 1995



$350         |                                        Belden & Blake Corporation
             |                                                   *****
$300         |                                          S&P Domestic Oil Index
             |                                                   *****
$250         |                                           NASDAQ Market Index
             |                                                   *****
$200         |
             |
$150         |
             |
$100         |
             |
 $50         |
             |_______________________________________________________
               Mar '92    Dec '92    Dec '93    Dec '94    Dec '95


        Assumes $100 invested on March 31, 1992 and reinvestment of any dividends.

            PROPOSED AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

         The Company is presently authorized to issue 12,000,000 shares of Common Stock and 8,000,000 shares of Serial Preferred Stock. As of March 29, 1996, 11,168,581 shares of Common Stock and 24,000 shares of Class II Serial Preferred Stock were issued and outstanding.

         The Board of Directors recommends that shareholders adopt an amendment to the Amended Articles of Incorporation to increase the authorized number of shares of Common Stock from the 12,000,000 shares presently authorized to 50,000,000 shares. The amendment would not affect the Serial Preferred Stock which would remain unchanged.

         As of March 29, 1996 only 831,419 shares of Common Stock were available for issuance. All of these shares have been reserved for issuance upon exercise of outstanding convertible securities, warrants and options.

         The Board of Directors believes that it is in the best interests of the Company and its shareholders to authorize additional shares of Common Stock to enable the Company to fulfill its existing contractual obligations and to satisfy the Company's ongoing requirements for shares of its Common Stock in connection with acquisitions, equity financings, stock option plans and other corporate purposes. As with the presently authorized shares of Common Stock, the additional shares of Common Stock will not be subject to preemptive rights and will be issuable on authorization of the Board of Directors without further approval of shareholders, except as required by law or applicable stock market or stock exchange requirements.

         The Company has no present plans, agreements or understandings for the issuance of any shares of Common Stock, other than upon exercise of conversion rights and purchase rights under its outstanding convertible securities, options and warrants.

         Adoption of the proposed amendment to the Amended Articles of Incorporation will require the affirmative vote of the holders of a majority of outstanding shares of Common Stock and Class II Serial Preferred Stock voting as a single class. Abstentions and broker nonvotes shall thus have the effect of a vote against the proposal. The Board of Directors unanimously recommends a vote FOR adoption of the proposed amendment.

                    PROPOSED AMENDMENTS TO STOCK OPTION PLAN

         The Board of Directors, on recommendation of the Compensation Committee, proposes to amend the Stock Option Plan to (i) permit the exercise price of options to be paid in shares of the Company's Common Stock, (ii) extend the post-retirement period during which non-qualified stock options may be exercised, and (iii) accelerate the vesting of all outstanding options in the event of a change in control.

        The Company has issued stock options as an employment incentive since 1992. The Board of Directors believes that stock options have proved to be an effective means of attracting and retaining key employees and of motivating them to contribute to the Company's growth in revenue and income. The proposed amendments are intended to enhance the effectiveness of the Plan by updating the Plan and the options granted under it to make them more competitive and consistent with stock option plans and options of other companies in the industry.

THE PLAN AS IT CURRENTLY EXISTS

         The principal features of the Plan as it currently exists are set forth below.

         The Plan provides for the granting of stock options covering up to 1,070,000 shares of Common Stock. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), comprised exclusively of outside directors, none of whom is eligible to participate in the Plan. The Plan provides for the granting of non-qualified stock options ("NQSO's") and incentive stock options ("ISO's") to such full-time salaried employees (including officers and directors if they are employees) as the Committee may determine. The Committee has exclusive discretion to select the employees to whom options will be granted, to determine the type, size and terms of each option granted and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan.

         The Plan provides that the option price of any ISO or NQSO shall not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. Payment of the option price in cash must be made in full at the time of exercise.

         The period of any option will be determined by the Committee, but no option may be exercised earlier than one (1) year nor later than ten (10) years after the date of grant. Options become exercisable at such times and in such installments as the Committee shall determine.

         Options are not transferable or assignable during the optionee's lifetime, but upon the optionee's death may be exercised by the person to whom such right passes by will or by the laws of descent and distribution.

         Each option granted under the Plan will terminate upon the cessation of the optionee's employment with the Company, except that for a period of three (3) months following such cessation of employment (or twelve (12) months in the case of death or disability), the option may be exercised to the extent it was exercisable on the date the optionee's employment ceased.

         Under the Plan, if there is any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger or other similar capital or corporate structure change, the Board of Directors may direct that the appropriate changes be made in the number or kind of securities that may be issued under the Plan and in the terms of any outstanding options.

         The Plan will expire, if not sooner terminated, on September 30, 2001. The Board of Directors may terminate or amend the Plan at any time, except that no amendment may become effective without shareholder approval which would increase the number of shares issuable under the Plan, change the class of employees eligible to receive options, decrease the minimum price at which options may be granted or materially increase the benefits to participants accruing under the Plan.

PROPOSED PLAN AMENDMENTS

         The Board of Directors has approved, and is recommending to the shareholders for their approval, three amendments to the Company's Stock Option Plan.

         The first amendment would change the Plan to provide that upon exercise of an option granted or to be granted under the Plan, the option price may be paid either in cash or in shares of Common Stock of the Company owned by the optionee, or a combination of stock and cash, with such shares to be valued at their fair market value on the date of exercise. Permitting the option price to be paid in shares of Common Stock makes the options more attractive since it reduces the need to finance the exercise price and enables the optionee to defer recognition of the gain realized on the transfer of the shares used to pay the option price.

         The second amendment would extend the period during which NQSO's can be exercised following the optionee's retirement as an employee or director from three (3) months to twelve (12) months. The proposed amendment would provide that a NQSO will terminate upon the cessation of an optionee's service as an employee or director of the Company, except that for a period of twelve
(12) months following such cessation due to retirement, death or disability (or three (3) months following such cessation for any other reason), the option may be exercised to the extent it was exercisable on the date of such cessation. The exercise period for ISO's would remain unchanged and would continue to be limited to three (3) months following retirement in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Unlike the exercise of an ISO, the exercise of an NQSO will result in taxable income to the optionee. Thus, extending the post-retirement exercise period for NQSO's will provide the optionees additional time and greater flexibility for financial and tax planning.

         The third amendment would accelerate the vesting of all options granted under the Plan in the event of a change-in-control of the Company. The proposed amendment would provide that upon a change of control each option then outstanding would immediately become exercisable in full and remain exercisable for the remainder of its term, notwithstanding the subsequent termination of the optionee's service as an employee or director of the Company. A change in control would be deemed to occur in the event that (i) as a result of a merger or other corporate reorganization in which the Company is the surviving corporation less than 75% of the voting securities of the Company are owned by the persons who were shareholders immediately prior to such merger or reorganization, (ii) 30% of the voting securities of the Company become owned by a person or group (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934) other than a pension, profit sharing or other employee benefit plan of the Company) or (iii) the persons who were directors of the Company at the beginning of any two year period cease to constitute a majority of the Board, unless the new directors were approved by two-thirds of the directors who were directors at the beginning of the two year period.

         A copy of the Stock Option Plan, as proposed to be amended, is annexed hereto as Exhibit A.

NEW AWARD BENEFITS

        Since the Compensation Committee, in its discretion, determines the type of options and the number of shares covered thereby that may be granted under the Plan and the individuals to whom such options are to be granted, it is not possible to determine the value of future awards of stock options under the Plan to any participant or a class of participants.

         The following table sets forth the awards that were made under the Plan to the indicated class of persons in 1995:

                                 PLAN BENEFITS
                  BELDEN & BLAKE CORPORATION STOCK OPTION PLAN

                                                        Stock Options Granted During 1995
                                                        ---------------------------------
Name and Position                                                Number of Shares
- -----------------                                                ----------------
          Henry S. Belden IV                                          40,000
               Chairman and
               Chief Executive Officer

          Max L. Mardick                                              25,000
               President and
               Chief Operating Officer

          Ronald E. Huff                                              20,000
               Senior Vice President and
               Chief Financial Officer

          Joseph M. Vitale                                            20,000
               Senior Vice President Legal,
               General Counsel and Secretary

          Ronald L. Clements                                          20,000
               Senior Vice President of
               Exploration and Production

          Executive officers as a group                              200,000
               (11 persons including those named above)

          Non-executive officer employee group                        50,000

          Non-executive officer director group                          -0-

FEDERAL INCOME TAX CONSEQUENCES

 Under existing law and regulations, the grant of an ISO or a NQSO will not result in income taxable to the employee or provide a deduction to the Company.

         An employee to whom a NQSO is granted will recognize ordinary compensation income upon the exercise of the option equal to the difference, if any, between the option price and the fair market value, as of the date of exercise, of the shares received. The tax basis of such shares to such employee will be equal to the option price plus the amount of compensation income recognized on exercise, and the employee's holding period for such shares will commence on the date the option is exercised. The Company will generally be entitled to a federal income tax deduction in respect of a NQSO in an amount equal to the ordinary compensation income recognized by the employee.

   An employee to whom an ISO is granted will not recognize income upon the exercise of the option. If the shares received upon exercise of an ISO are sold more than one year after the date of exercise and more than two years after the date of grant, the employee will normally recognize a long-term capital gain or loss equal to the difference between the sales price of such shares and the option price. If the shares are sold prior to the expiration of such period, the employee will recognize ordinary compensation income equal to the amount by which the sales price exceeds the option price and the Company will be entitled to a corresponding deduction for federal income tax purposes.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the votes cast at the meeting is required to approve the amendments to the Plan. For this purpose, abstentions and broker nonvotes shall not be counted.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN.

                         OWNERSHIP OF VOTING SECURITIES

     The following table sets forth information as of February 29, 1996 with respect to each person known to the Company to be the beneficial owner of more than five percent of any class of the Company's outstanding voting securities.

Title of Class                Name and Address                    Number of Shares              Percent of Class
- --------------                ----------------                    ----------------              ----------------
Common Stock                  Henry S. Belden IV                        1,015,061(1)                 9.09%
                              5200 Stoneham Road
                              North Canton, Ohio

Common Stock                  Fidelity Management &                     1,006,400(2)                 9.01%
                              Research Company
                              82 Devonshire Street
                              Boston, Massachusetts

Class II Serial               Witco Corporation                            24,000                    100%
Preferred Stock               520 Madison Avenue
                              New York, New York
- -------------------------

(1) Includes 42,750 shares subject to options exercisable within 60 days. Mr. Belden has sole voting and investment power with respect to the shares listed.

(2) Has sole investment power but no voting power with respect to the shares listed.


    The following table sets forth information as of February 29, 1996 with respect to the shares of Common Stock of the Company beneficially owned by each director, the chief executive officer and the four other most highly compensated executive officers and all directors and executive officers as a group.


                                                                 Number of                        Percent of
Name                                                             Shares(1) (2)                    Class
- ----                                                             ---------                        ----------
Henry S. Belden IV.........................................       1,015,061 (3)                      9.09%
Paul R. Bishop.............................................           2,080                             *
Theodore V. Boyd...........................................           5,035                             *
Ronald E. Huff.............................................          33,212                             *
Max L. Mardick.............................................          44,498 (3)                         *
Gary R. Petersen...........................................           4,980                             *
David P. Quint.............................................           5,000                             *
Raymond D. Saunders........................................           4,808 (3)                         *
George M. Smart............................................           6,720                             *
Ronald L. Clements.........................................          19,790                             *
Joseph M. Vitale...........................................          32,870 (3)                         *
All of the above and other executive.......................       1,248,577                          11.19%
    officers as a group (20 persons)
- -------------------------

*        Less than 1%

(1) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2) Includes shares subject to options exercisable within 60 days by Mr. Belden as to 42,750 shares, Mr. Mardick as to 25,000 shares, Messrs. Huff and Vitale as to 18,750 shares, Mr. Clements as to 7,500 shares, Messrs.
    Boyd, Petersen, Saunders and Smart as to 3,980 shares and Mr. Bishop as to 1,980 shares.

(3) Includes shares owned by the wives and/or children of Mr. Belden as to 10,000 shares, Mr. Mardick as to 9,163 shares, Mr. Saunders as to 828 shares and Mr. Vitale as to 18 shares and as to which each disclaims beneficial ownership.


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of beneficial ownership of the Company's securities and changes in such beneficial ownership with the Securities and Exchange Commission. Such persons are also required to furnish to the Company copies of all reports they file pursuant to Section 16(a).

         Based solely on a review of the copies of the forms filed pursuant to
Section 16(a) received by it, the Company believes that its directors, executive officers and 10% shareholders have complied with all such filing requirements.

                                 VOTE REQUIRED

         The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock and Class II Serial Preferred Stock, voting together as one class, present in person or represented by proxy at the meeting, a quorum being present, shall become directors.

         The affirmative vote of a majority of the votes cast by the holders of the Company's Common Stock and Class II Serial Preferred Stock, voting together as one class, present in person or represented by proxy at the meeting, a quorum being present, on the proposal to approve the amendment to the Stock Option Plan will be necessary to approve the proposal. Under Ohio law and the Company's Amended Articles of Incorporation, the total number of votes cast "for" or "against" this proposal will be counted for purposes of determining the minimum number of affirmative votes required for approval. An abstention from voting on the proposal by a shareholder present in person or represented by proxy at the meeting or any broker non-vote shall not be counted in such voting.

         The proposal to amend the Amended Articles of Incorporation to increase the authorized number of shares of Common Stock will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class II Serial Preferred Stock, voting together as a single class. While not counted as votes for or against the proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP is the independent auditor for the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions at the meeting.

                 SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

         To be eligible for inclusion in the Company's proxy statement, shareholder proposals for the 1997 Annual Meeting of Shareholders must be received at the Company's corporate office, 5200 Stoneham Road, North Canton, Ohio 44720 on or before December 16, 1996.

                                 OTHER BUSINESS

         It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the meeting. If any other business should properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting.

                                        By order of the Board of Directors,


                                        Joseph M. Vitale
                                        Secretary

April 17, 1996

     A copy of the Company's Annual Report on Form 10-K for 1995 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but without exhibits, will be sent to any shareholder, without charge, upon written request directed to the Corporate Communications Department, Belden & Blake Corporation, 5200 Stoneham Road, North Canton, Ohio 44720.

                                                                      EXHIBIT A
                           BELDEN & BLAKE CORPORATION
                               STOCK OPTION PLAN
                          (AS PROPOSED TO BE AMENDED)

        1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to provide an incentive to selected key management employees of Belden & Blake Corporation (the "Company") and its subsidiaries to acquire or to increase a proprietary interest in the Company, to continue as employees or for others to become employees, and to increase their interest in and contribution to the welfare of the Company and its subsidiaries.

        2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of not less than three directors of the Company elected or to be elected from time to time by the Board of Directors of the Company, none of whom shall be eligible (and shall not have been eligible for a period of at least one year prior to their appointment) to participate in the Plan or any other stock option or stock purchase plan of the Company. Subject to the provisions of the Plan and the control of the Board of Directors of the Company, the Committee is authorized to grant options hereunder and to interpret the Plan and such options, to prescribe, amend and rescind rules and regulations relating to the Plan and the options, and to make other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive.

        3. ELIGIBILITY. Options shall be granted under the Plan to such selected full time salaried employees (including officers and directors if they are employees) of the Company or any of its subsidiaries as the Committee shall determine from time to time.

        4. STOCK SUBJECT TO OPTIONS. The aggregate number of shares of the Company's common stock which may be issued or sold under options granted pursuant to the Plan shall not exceed 1,070,000 shares. Such shares shall be authorized but unissued shares of common stock or issued shares of common stock which shall have been reacquired by the Company. Such aggregate number of shares may be adjusted under Section 8 below. If any outstanding option under the Plan expires or is terminated for any reason, the shares allocated to the unexercised portion of such option may again be subjected to an option or options under the Plan.

        5. TYPES OF OPTIONS. The Committee shall have full and complete authority, subject to the limitations contained in the Plan, to grant options on such terms and conditions as may be required to provide for the following types of options under the Plan:

        (a) "Incentive stock options" as defined in Section 422 of the Internal Revenue Code (hereinafter referred to as "Statutory Options").

        (b) Options which do not qualify as Statutory Options (hereinafter referred to as "Nonstatutory Options").

        6. ALLOTMENT OF SHARES. The Committee shall determine the total number of shares to be offered to each optionee under the Plan; provided, however, that the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which Statutory Options are exercisable for the first time by an optionee during any calendar year (under this Plan and any other plans of the Company and its subsidiaries) shall not exceed $100,000.

        7. TERMS AND CONDITIONS OF SALE. Each such option shall be evidenced by an agreement or other written instrument, in such form as the Committee shall from time to time determine, which shall prescribe the following terms and conditions and such other terms and conditions as the Committee may deem necessary or advisable:

        (a) Number of Shares. The number of shares to which the option pertains shall conform with the limitations of Section 6 above.

        (b) Duration of Option. The term of each option shall be for such period as the Committee shall determine, but not more than ten (10) years from the date of granting thereof, nor more than five (5) years from the date of granting thereof in the case of a Statutory Option granted to an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

        (c) Option Price.

                        (i) Statutory Options. The option price of shares under a Statutory Option shall be as determined by the Committee but shall not be less than one hundred percent (100%) of the per share fair market value of the outstanding shares of common stock of the Company on the date the option is granted, and, in the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company such option price shall not be less than one hundred ten percent (110%) of the per share fair market value of the outstanding common shares of the Company on the date the option is granted.

                        (ii) Nonstatutory Options. The option price of shares under a Nonstatutory Option shall be as determined by the Committee, but shall not be less than one hundred percent (100%) of the per share fair market value of the outstanding shares of common stock of the Company on the date the option is granted.

        (d) Exercisability of Options. Each option granted under the Plan shall be exercisable commencing not less than one year after the date the option is granted at such time or times and at such rate as the Committee shall determine. During the lifetime of an optionee, the option may be exercised only by him and, except to the extent otherwise provided in subsections (f) and (g) below, only during the continuance of the optionee's employment with the Company or one of its subsidiaries.

        (e) Nontransferability of Options. No option shall be transferable by the optionee other than by will or the laws of descent and distribution.

        (f) Termination of Statutory Options. If an optionee of an outstanding Statutory Option ceases to be an employee of the Company, such optionee's option shall terminate three months thereafter (or twelve months thereafter if such cessation is due to the death or disability of the optionee), but not later than the expiration date of such option, during which period such option may be exercised to the extent it was exercisable on the date the optionee ceased to be an employee of the Company.

        (g) Termination of Nonstatutory Option. If an optionee of an outstanding Nonstatutory Option ceases to be an employee or director of the Company, whichever last occurs, such optionee's option shall terminate three months thereafter (or twelve months thereafter if such cessation is due to the death, disability or retirement of the optionee), but not later than the expiration date of such option, during which period such option may be exercised to the extent it was exercisable on the date the optionee ceased to be an employee or director of the Company.

        (h) Method of Exercise and Payment. An option may be exercised by delivering to the Company at the office of its Treasurer a written notice, signed by the person entitled to exercise the option, of the election thereby made to exercise the option and stating the number of shares in respect of which it is then being exercised. Such notice shall, and as an essential part thereof, be accompanied by payment in full of the option price of such shares either (i) in cash or its equivalent, or (ii) by delivery to the Company of other shares of common stock having a fair market value at the time of exercise equal to the option price, or (iii) by a combination of cash and such shares. The date of exercise shall be the date such notice and payment are received by the Treasurer. Upon the due exercise of the option, the Company shall issue in the name of the person exercising the option, and deliver to him, a certificate or certificates for the shares in respect of which the option shall have been so exercised. Until the certificate or certificates for such shares shall have been delivered to him, an optionee shall have none of the rights of a shareholder.

        8. STOCK DIVIDEND, LIQUIDATION, MERGER, ETC. In the event of a stock dividend, split-up or combination of shares, recapitalization, reclassification, or other similar capital change, the number and kind of shares of stock or securities of the Company at the time of such change remaining subject to the Plan and to any option granted or to be granted pursuant to the Plan, the option price and any other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons.

        In the event of a consolidation, merger or other corporate reorganization in which the Company is not the surviving corporation, each option outstanding hereunder shall thereupon terminate, provided that at least twenty (20) days prior to the effective date of any such consolidation, merger or other corporate reorganization, the Board of Directors of the Company shall do one of the following: (i) make such options immediately exercisable, (ii) arrange to have the surviving or consolidated corporation grant replacement options to the optionees involved, or (iii) pay in cash the difference between the exercise price of the option and the consideration receivable in the transaction by a holder of the number of shares of common stock equal to the number subject to the options. No adjustment provided for in this Section 8 shall require the Company to issue or sell a fractional share under any option hereunder and any fractional share resulting from any such adjustment shall be deleted from the option involved.

        In the event that (i) the Company is the surviving corporation in a merger or other corporate reorganization as a result of which less than 75% of the outstanding voting securities of the Company are owned by the persons who were shareholders of the Company immediately prior to such merger or corporate reorganization, (ii) 30% of the outstanding voting securities of the Company become owned (whether directly, indirectly, beneficially or of record) by any person or group (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934), other than a pension, retirement, profit sharing, employee stock ownership or other employee benefit plan of the Company or an affiliate thereof or (iii) the individuals who, at the beginning of any period of two consecutive calendar years, constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the nomination for election of each new director of the Company was approved by the vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of such period, then in any of such events each option which is then outstanding hereunder shall immediately become and be exercisable in full for the remainder of its term, notwithstanding the subsequent termination of the optionee's service as an employee or director of the Company.

        9. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Company may, insofar as permitted by law, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever except that, without appropriate approval of the holders of the common stock, no such revision or amendment shall increase the maximum number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, or decrease the price at which options may be granted, or materially increase the benefits to participants accruing under the Plan.

        10. APPLICABLE LAWS OR REGULATIONS. The Company's obligations to sell and deliver shares upon an option is subject to, and conditional upon, such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company may also require in connection with any exercise of an option that the optionee give written assurances satisfactory to the Company to the effect that such person is acquiring the stock subject to the option for such person's own account and not with a view to the sale or distribution thereof, unless (a) the shares have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (b) a determination is made by counsel to the Company that such written assurances are not required under applicable securities laws.

        11. NO EMPLOYMENT RIGHT; NO OBLIGATION TO EXERCISE OPTION. Nothing contained in the Plan, or in any option granted under it, shall confer upon any optionee any right to continued employment by the Company or any of its subsidiaries or limit in any way the right of the Company or any subsidiary to terminate his employment at any time. The granting of any option hereunder shall impose no obligation upon the optionee to exercise such option.

        12. EMPLOYMENT BY PARENT OR SUBSIDIARY. For the purposes of this Plan, employment by a parent or subsidiary of the Company shall be considered employment by the Company. The terms "parent" and "subsidiary" as used herein shall have the meaning set forth in Section 424 of the Internal Revenue Code or subsequent comparable statute. All references herein to the provisions of the Internal Revenue Code are references to the Internal Revenue Code of 1986, as amended, as in effect from time to time.

        13. EXPIRATION OF PLAN. This Plan shall expire with respect to the granting of further options on September 30, 2001. The expiration of the Plan as aforesaid shall not affect the validity of any options theretofore granted hereunder which have not expired by their terms.

        14. EFFECTIVE DATE OF PLAN. This Plan shall be submitted to shareholders for approval. If approved by shareholders, this Plan shall be effective as of October 1, 1991. If not so approved by shareholders, this Plan shall be void and of no effect.

/X/ Please mark your
    votes as in this  __________
    example.            SHARES

- -----------------------------------------------------------------------------------------------------------------------------------
                    The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Items 2 and 3
- -----------------------------------------------------------------------------------------------------------------------------------
ITEM 1. ELECTION OF DIRECTORS. Each Nominee to serve a 3-year term      ITEM 2. Adoption of amendment to
                                                                        Articles of incorporation increasing   FOR  AGAINST ABSTAIN
                WITHHELD   NOMINESS:  Theodore V. Boyd                  the authorized number of shares of     / /    / /    / /
  FOR ALL       FOR ALL               David P. Quint                    common stock.
   / /           / /                  Raymond D. Saunders
(To withhold authority to vote for any individual nominee PRINT that   ITEM 3. Approval of amendments to the   FOR  AGAINST ABSTAIN
nominee's name on the space provided below.)                           Company's Stock Option Plan             / /    / /    / /
 __________________________________________________________________

                                        I PLAN TO ATTEND THE    / /     / /
                                        ANNUAL MEETING OF       YES     NO
                                        SHAREHOLDERS



Note: Please sign as name appears       -------------------------------------
hereon. Joint owners should each sign.  SIGNATURE                        DATE
When signing as attorney, executor,
administrator, trustee or guardian,     -------------------------------------
please give full title as such.         SIGNATURE                        DATE

- -------------------------------------------------------------------------------
                            DETACH AND RETURN ABOVE



                          BELDEN & BLAKE CORPORATION
                 5200 Stoneham Road, North Canton, Ohio 44720

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 23, 1996


        The signatory of this proxy herby constitutes and appoints Henry S. Belden IV, Joseph M. Vitale and Max L. Mardick, and each of them, the attorneys and proxies of such signatory, with full power of substitution and revocation, to attend the Annual Meeting of Shareholders of Belden & Blake Corporation (the "Company") to be held at the Sheraton Inn Canton, Belden Village, 4375 Metro Circle, N.W., Canton, Ohio, on May 23, 1996, at 2:00 p.m., Eastern Daylight Savings Time, and any adjournment thereof, to vote all the shares of capital stock of the Company which the signatory of this proxy may be entitled to vote and to vote upon the matters described in Item 1, Item 2 and Item 3 of this proxy.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR IN ITEM 1 AND THE APPROVAL OF THE AMENDMENTS SPECIFIED IN ITEM 2 AND ITEM 3, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        The signatory of this proxy hereby acknowledges receipt of a copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1995, and the Notice of Meeting and Proxy Statement accompanying this proxy, and hereby revokes any proxy or proxies heretofore given.